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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

AXA Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1290 Avenue of the Americas, New York, New York		10104
(Address of principal executive offices)		(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 5.02 hereto is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 18, 2019, AXA Equitable Holdings, Inc., AXA Equitable Life Insurance Company and Mr. Mark Pearson agreed to an amendment to Mr. Pearson’s employment agreement.  Among other items, the amendment eliminates Mr. Pearson’s ability to receive severance benefits upon his voluntary termination of employment without “good reason” (whether or not related to a “change in control” of the company) and eliminates certain fringe benefits including a company car, repatriation benefits and reimbursement for certain limited personal travel.  It also eliminates a requirement that his severance payments will cease after twelve months (instead of 24 months) in the case of involuntary termination without cause if IFRS underlying earnings for the company’s retirement and protection businesses for each of the two years prior to termination is negative. The amendment to Mr. Pearson’s employment agreement (the “MP Amendment”) is being filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On December 18, 2019, AllianceBernstein L.P., AllianceBernstein Holding L.P., AllianceBernstein Corporation and Mr. Seth P. Bernstein, Chief Executive Officer of AllianceBernstein Holding L.P., agreed to an amendment to Mr. Bernstein’s employment agreement.  Among other items, the amendment reduces the circumstances which may constitute a “change in control” or a voluntary termination for “good reason” under the agreement.  The amendment also increases the cash payment he may receive upon an involuntary termination of employment without cause from an amount equal to the sum of his current base salary and bonus opportunity to 150% of that amount (which aligns to the amounts that would be payable to similarly-situated AXA Equitable employees in the event of an involuntary termination of employment without cause pursuant to the AXA Equitable Severance Benefit Plan and the AXA Equitable Supplemental Severance Plan for Executives). The amendment to Mr. Bernstein’s employment agreement (the “SB Amendment”) is being filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	MP Amendment.
10.2	SB Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE HOLDINGS, INC.

Date: December 19, 2019	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Vice President, Chief Legal Officer and Secretary